UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2022

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

e.    On November 16, 2022, Mark E. Delaney, Senior Vice President and Chief Commercial Officer; Mark A. Gardner, Senior Vice President, Molecular Genomics and Oncology; Karthik Kuppusamy, Senior Vice President, Clinical Solutions and Patrick T. Plewman, Senior Vice President for Diagnostic Services, became executive officers of Quest Diagnostics Incorporated (the "Company) and became Schedule B participants in the Company's Executive Officer Severance Plan (the "Plan"). A copy of the Plan with an updated Schedule B is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

a.    On November 14, 2022, the Board of Directors (the “Board”) of the Company amended and restated the Company's By-Laws (the "By-Laws"). The amendments (a) revise Sections 1.05, 1.06 and 1.07 with respect to nominations of directors and solicitations of proxies, including compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and (b) incorporate ministerial, clarifying and conforming changes. The foregoing summary is qualified in its entirety by the By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

d.	Exhibit

	3.1	Amended and Restated By-Laws of Quest Diagnostics Incorporated, as amended November 14, 2022

	10.1	Amended and Restated Quest Diagnostics Executive Officer Severance Plan as amended November 16, 2022

	104	The cover page from this current report on Form 8-K, formatted in Inline XBRL.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 2022

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Deputy General Counsel and
Corporate Secretary